EX 99-d
                                                              Form 10-K for 1999
                                                                 File No. 1-8610






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                               ------------------


                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

                   For the fiscal year ended December 31, 1999


                          Commission File Number l-8610

                               -------------------

        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                              Ameritech Savings and
                             Security Plan for Non-
                               Salaried Employees

                               -------------------

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                             SBC COMMUNICATIONS INC.


                    175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedules and Exhibits

                                Table of Contents

                                                                          Page
Report of Independent Auditors:  Ernst & Young LLP..........................1

Report of Independent Public Accountants:  Arthur Andersen LLP..............2

Financial Statements:

  Statements of Net Assets Available for Benefits as of
  December 31, 1999 and 1998................................................3

  Statement of Changes in Net Assets Available for Benefits for the
  Year Ended December 31, 1999..............................................4

  Notes to Financial Statements.............................................5

Supplemental Schedules:

  Schedule H, Line 4i - Schedule of Assets Held for Investment
  Purposes at End of Year..................................................10

  Schedule H, Line 4j - Schedule of Reportable Transactions................12

Exhibits:

  23-a  Consent of Ernst & Young LLP

  23-b  Consent of Arthur Andersen LLP

                         REPORT OF INDEPENDENT AUDITORS


Ameritech Corporation, Plan Administrator for the Ameritech Savings and Security Plan for Non-Salaried Employees


We have audited the accompanying statement of net assets available for benefits of the Ameritech Savings and Security Plan for Non-Salaried Employees as of December 31, 1999, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and reportable transactions for the year then ended are presented for purpose of additional analysis and are not a required part of the financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audit of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

ERNST & YOUNG LLP

Chicago, Illinois
June 15, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


Ameritech Corporation, Plan Administrator for the Ameritech Savings and Security Plan for Non-Salaried Employees


We have audited the accompanying statement of net assets available for benefits of the Ameritech Savings and Security Plan for Non-Salaried Employees as of December 31, 1998. This financial statement is the responsibility of the Plan's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 22, 1999

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (Dollars in Thousands)


                                                  December 31,
                                           --------------------------
                                              1999            1998
                                           -----------     ----------
ASSETS

Investments (See Note 5)                 $  2,969,747   $  3,233,358
Allotments and contributions receivable         6,613          6,614
Dividends and interest receivable               2,171         14,256
Receivable for investments sold                14,560              -
                                           -----------     ----------

  Total Assets                              2,993,091      3,254,228
                                           -----------     ----------


LIABILITIES

Transfers payable-net                          10,939          5,036
Administrative expenses payable                   307            473
Interest payable                                  479          1,504
Long-term debt                                 12,000         37,680
                                           -----------     ----------

  Total Liabilities                            23,725         44,693
                                           -----------     ----------


  Net Assets Available for Benefits      $  2,969,366   $  3,209,535
                                           ===========     ==========


See Notes to Financial Statements.


         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (Dollars in Thousands)


Net Assets Available for Benefits,
 December 31, 1998                          $   3,209,535

Additions to Net Assets:
  Contributions:
  Participant contributions                        87,059
  Employer contributions                           14,482
                                               -----------

                                                  101,541
                                               -----------

Investment Income:
 Dividends                                         39,835
 Interest                                          20,262
                                               -----------

                                                   60,097
                                               -----------


Net appreciation in value of investments           38,118
                                               -----------

   Total Additions                                199,756
                                               -----------

Deductions from Net Assets:
  Administrative expenses                           3,463
  Interest expense                                    981
  Transfers of participants' balances - net        18,848
  Distributions to participants                   416,633
                                               -----------
   Total Deductions                               439,925
                                               -----------


Net Assets Available for Benefits,
 December 31, 1999                          $   2,969,366
                                               ===========


See Notes to Financial Statements.

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. Merger of Plan Sponsor - In October 1999, Ameritech Corporation (Ameritech) and a wholly-owned subsidiary of SBC Communications Inc. (SBC) merged, resulting in Ameritech becoming a wholly-owned subsidiary of SBC (the merger). As a result of the merger, each share of Ameritech common stock held by the Ameritech Savings and Security Plan for Non-Salaried Employees (the
   Plan) was automatically converted to 1.316 shares of SBC common stock. The conversion did not represent a Plan transaction and no gain or loss was recognized.

2. Plan Description - The Plan was established by Ameritech to provide a convenient way for eligible non-salaried employees of participating Ameritech companies to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan is summarized in the Summary Plan Description, which has been distributed to all participants. Participants should refer to the official Plan documents for a more complete description of the Plan's provisions.

   During 1999, participants could invest in various combinations of five funds: the Company Shares Fund, the Equities Market Plus Fund, the Fixed Income Fund, the Balanced Fund and the Diversified Telephone Portfolio (DTP) Fund, or for members of the International Brotherhood of Electrical Workers (IBEW) only, in the Union-Sponsored International Brotherhood of Electrical Workers Locals Savings and Retirement Trust Fund (IBEW Fund - see Note 4). In addition, Communications Workers of America (CWA) members could elect to contribute to the CWA Savings and Retirement Trust Fund (CWA Fund). Such contributions are made by the employee directly to the fund, rather than by payroll deduction. The CWA Fund is not part of the Plan's financial statements.

   Company matching contributions are made solely in the form of shares of common stock (Ameritech common stock prior to the merger, SBC common stock post merger) held in a leveraged Employee Stock Ownership Plan (ESOP).

   The Plan prefunded the ESOP by borrowing $240 million of ten and one-half year notes (ESOP Notes) payable in semi-annual installments through the year 2000, at 8.1% interest, the repayment of which is guaranteed by the Ameritech. Funds borrowed by the Plan were used to purchase shares of Ameritech's common stock held by Ameritech in its treasury (Financed Shares), which act as collateral for reimbursement to Ameritech for any payments it makes under its guarantee of the ESOP Notes. The interest rate on this debt decreased to 8.03% effective January 1, 1993 due to the increased Federal income tax rate.

   Dividends on Financed Shares, interest and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts.

   To the extent insufficient shares have been released through payments on outstanding notes, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in company matching contributions or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares, which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year company matching contributions.

   Although it has not expressed any intent to do so, Ameritech has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and any applicable collective bargaining agreements. In the event that the Plan is terminated, subject to conditions set forth in ERISA, the Plan provides that the net assets will be distributed to participants whose employment has terminated in an amount equal to their respective interests in such assets; assets attributable to participants whose employment has not terminated will remain in the Plan until such employment terminates.

3. Accounting Policies - The financial statements of the Plan are prepared using the accrual method of accounting. The values of investments are determined as follows: common shares on the basis of the last published sales price as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest (see Note 7); common/collective trusts and other group trusts at net asset values per share obtained from published sources or fund manager; and temporary cash investments and participant loans at cost, which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with United States' generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to current year presentation.

4. IBEW Fund - In order to allow eligible employees to participate in the IBEW Fund investment option, the Plan adopted the provisions of the IBEW Savings and Retirement Group Trust (IBEW Group Trust) effective January 1, 1988, for the limited purpose of and for specifically complying with the requirements of Revenue Ruling 81-100 related to group trusts. The Plan, by agreement, participates in the IBEW Group Trust with respect to participant eligibility, contribution, distribution, and withdrawal requirements as administered by Ameritech (the Participating Employer), and with respect to maintaining participant records and IBEW Fund accounting through the Trustee. The Plan's equitable interest in the IBEW Group Trust at December 31, 1999 and 1998 was 5.40% and 7.12%, respectively, of the net assets available for benefits of the IBEW Group Trust. The Plan's interest is valued on a per unit basis, changes in which represent periodic investment income, net of expenses related to administration of the IBEW Group Trust and investment management services.

5. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1999 or 1998 were:

                                                      1999           1998
                                                    ---------     ----------
   Employee Stock Ownership Plan - Special
    Stock Fund*
   SBC common shares:
      Allocated                                  $    650,032   $          -
      Unallocated                                $     36,959   $          -

   Ameritech common shares:
      Allocated                                  $          -   $    649,800
      Unallocated                                $          -   $    117,475

   Company Shares Fund
   SBC common shares                             $  1,643,557   $          -
   Ameritech common shares                       $          -   $  1,809,222

                                                      1999           1998
                                                    ---------     ----------

   Diversified Telephone Portfolio Fund
   ------------------------------------
   SBC common shares                             $    39,543    $    27,464
   Ameritech common shares                       $         -    $    21,868

   Equities Market Plus Fund
   -------------------------
   IRT Ameritech Collective Equity Fund          $   150,450    $   168,486

     * Nonparticipant Directed


   During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $38,118 as follows:

   Common Stock                           $    27,963
   Common Collective Trusts                    10,155
                                            ----------
   Total                                  $    38,118
                                            ==========

6. Nonparticipant Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant directed investments (held in the ESOP within the Special Stock Fund) as of December 31 is as follows:

                                               1999          1998
                                             ---------    ---------
   Assets
   SBC common shares:
      Allocated                             $ 650,032    $       -
      Unallocated                              36,959            -
   Ameritech common shares:
      Allocated                                     -      649,800
      Unallocated                                   -      117,475
   Temporary cash investments                  13,545       12,715
   Dividends and interest receivable               64        3,899
                                             ---------    ---------
      Total Assets                            700,600      783,889
                                             ---------    ---------

   Liabilities
   Transfers payable-net                        2,388          615
   Administrative expenses payable                 27           15
   Interest payable                               479        1,504
   Long-term debt - unallocated                12,000       37,680
                                             ---------    ---------
      Total Liabilities                        14,894       39,814
                                             ---------    ---------

      Net Assets Available for Benefits     $ 685,706    $ 744,075
                                             =========    =========

                                                   1999
                                                 ---------
   Net Assets Available for Benefits,
    December 31, 1998                         $   744,075

      Contributions                                14,482
      Dividends and interest                       11,402
      Net appreciation in value of investments      6,016
      Transfers of participants' balances - net    (5,200)
      Administrative expenses                        (107)
      Interest expense                               (981)
      Distributions to participants               (83,981)
                                                 ---------
                                                  (58,369)
                                                 ---------
   Net Assets Available for Benefits,
    December 31, 1999                         $   685,706
                                                 =========



7. Contracts with Insurance Companies - The following table presents the carrying amount and the estimated fair value of contracts with insurance companies as of December 31:


                                             1999          1998
                                          ----------    ----------

   Carrying Amount                       $  165,826    $  185,782
                                          ==========    ==========

   Fair Value                            $  162,142    $  189,945
                                          ==========    ==========


   The fair values of contracts with insurance companies were estimated based on a contract by contract analysis performed by the Fixed Income Fund manager.

   For the year ended December 31, 1999, the average interest rate earned on contracts with insurance companies was 5.97%. At December 31, 1999 the fixed crediting interest rates on these contracts ranged from 5.26% to 6.61%. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.13% to 8.10%. No valuation reserves were recorded to adjust contract amounts as of December 31, 1999 and 1998.

8. Long-Term Debt - Long-term debt consists of the ESOP Notes (as discussed in
   Note 2). At December 31, 1999, the aggregate principal amount of long-term debt scheduled for repayment for the year 2000 was $12,000. The carrying amount and the estimated fair value of the ESOP Notes as of December 31 were:


                                             1999          1998
                                          ----------    ---------

    Carrying Amount                      $   12,000    $  37,680
                                          ==========    =========

    Fair Value                           $   12,000    $  38,018
                                          ==========    =========


   The fair values of the ESOP Notes were estimated based on quoted prices.

9. Tax Status - The Internal Revenue Service issued a determination letter on April 16, 1996, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

10.Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of Net Assets Available for Benefits per the financial statements to the Form 5500 as of December 31:

                                                        1999           1998
                                                    -----------    -----------

   Net Assets Available for Benefits per the
    Financial Statements                           $ 2,969,366    $ 3,209,535

   Less: Distributions payable to participants          92,100         11,345
                                                    -----------    -----------
   Net Assets Available for Benefits per the
    Form 5500                                      $ 2,877,266    $ 3,198,190
                                                    ===========    ===========

   The following is a reconciliation of distributions to participants per the financial statements to the Form 5500 for the year ended December 31:

                                                           1999
                                                       -----------

   Distributions to participants per the
    Financial Statement                               $   416,633

   Add:  Distributions payable to participants at
    December 31, 1999                                      92,100

   Less:  Distributions  payable to  participants
    at December 31, 1998                                   11,345
                                                       -----------
   Distributions to participants per the Form 5500    $   497,388
                                                       ===========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.


         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 004

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                                December 31, 1999
                             (Dollars in Thousands)
                                           Description of                 Current
           Identity of Issue                 Investment        Cost        Value
---------------------------------------  -----------------   ---------  -----------
                                                                       <C

Employee Stock Ownership Plan - Special
 Stock Fund
* SBC common shares:
       Allocated                         13,333,989 shares  $ 156,610  $   650,032
       Unallocated                        758,137 shares        8,488       36,959
* State Street Bank and Trust Company     Temporary cash       13,545       13,545
                                           investments       ---------  -----------

       Total Special Stock Fund                               178,643      700,536
                                                             ---------  -----------
Company Shares Fund
* SBC common shares                      33,713,986 shares               1,643,557
* State Street Bank and Trust Company     Temporary cash                    24,300
                                           investments       ---------  -----------

       Total Company Shares Fund                                 **      1,667,857
                                                             ---------  -----------

  Fixed Income Fund

  Allstate Life Insurance Company         5.26%, 5/15/08                    10,620
  Bankers Trust Company                   5.95%, 12/31/03                   16,227
  Business Men's Assurance Company        5.75%, 11/17/03                    2,129
  Caisse des depots (CDC)                 5.38%, 10/15/03                    2,022
  Continental Assurance Company           5.75%, 9/25/02                    12,001
  Continental Assurance Company           6.31%, 2/28/03                     4,371
  Continental Assurance Company           5.92%, 6/30/04                    11,438
  Jackson National Life Insurance         6.61%, 8/14/00                     2,049
  Jackson National Life Insurance          5.80%, 1/2/01                     2,115
  John Hancock Mutual Life Insurance Co.   6.08%, 2/1/00                     6,059
  John Hancock Mutual Life Insurance Co.   5.69%, 6/1/04                    15,983
  Mass Mutual Life Insurance Company      5.94%, 11/30/03                    4,696
  Monumental Life Insurance Company         6.05%, ***                      28,750
  Monumental Life Insurance Company       6.49%, 12/1/00                     2,016
  New York Life Insurance Company         6.42%, 6/2/03                      2,011
  The Prudential Insurance                6.03%, 8/11/03                     2,165
   Company of America
  The Prudential Insurance                5.95%, 8/10/01                     2,163
   Company of America
* State Street Bank and Trust Company       6.27%, ***                      33,996
  UBS AG                                    5.99%, ***                       5,015
* State Street Bank and Trust Company     Temporary cash                    13,223
                                           investments       ---------  -----------
       Total Fixed Income Fund                                   **        179,049
                                                             ---------  -----------


         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 004

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           AT END OF YEAR (Continued)
                                December 31, 1999
                             (Dollars in Thousands)


                                           Description of                Current
           Identity of Issue                 Investment        Cost       Value
----------------------------------------  -----------------  ---------  -----------

Equities Market Plus Fund
  IRT Ameritech Collective Equity Fund     4,905,426 units   $         $   150,450
* State Street Bank and Trust Company      Temporary cash                      139
                                            investments       --------   ----------
    Total Equities Market Plus Fund                              **        150,589
                                                              --------   ----------
Balanced Fund
  Bankers Trust Pyramid Balanced Fund      299,085 units                    80,536
* State Street Bank and Trust Company      Temporary cash                       48
                                            investments       --------   ----------
    Total Balanced Fund                                          **         80,584
                                                              --------   ----------
Diversified Telephone Portfolio (DTP) Fund
  AT&T Corporation common shares           396,473 shares                   20,146
  Bell Atlantic Corporation common shares  340,326 shares                   20,951
  BellSouth Corporation common shares      433,484 shares                   20,293
* SBC common shares                        811,139 shares                   39,543
  US West Inc. common  shares               99,074 shares                    7,133
* State Street Bank and Trust Company      Temporary cash                        4
                                            investments       --------   ----------
    Total DTP Fund                                               **        108,070
                                                              --------   ----------

IBEW Fund
  IBEW Savings/Security Master Investment  5,997,273 units                   5,997
   Fund
* State Street Bank and Trust Company      Temporary cash                       26
                                            investments       --------   ----------
    Total IBEW Fund                                              **          6,023
                                                              --------   ----------

Loan Fund
* Loans to participants                     7.0% - 11.5%                    76,482
* State Street Bank and Trust Company      Temporary cash                      557
                                            investments       --------   ----------
    Total Loan Fund                                              **         77,039
                                                              --------   ----------

    TOTAL                                                              $ 2,969,747
                                                                         ==========


*     Party-in-Interest
**    Participant directed investment, cost not required
***   Synthetic investment, no stated maturity

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 004

            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1999

There were no category (i), (ii), (iii) or (iv) transactions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              AMERITECH SAVINGS AND SECURITY
                                              PLAN FOR NON-SALARIED EMPLOYEES

                                              By Ameritech Corporation, Plan
                                              Administrator for the Foregoing
                                              Plan

                                               By  /s/ Karen E. Jennings
                                                  ------------------------
                                                   Karen E. Jennings
                                                   Senior Executive Vice
                                                   President-Human Resources

Date: June 27, 2000

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
    Number
   -------
     23-a   Consent of Independent Auditors: Ernst & Young LLP.
     23-b   Consent of Independent Public Accountants: Arthur Andersen LLP.

                                                                         EX 23-a
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-88667) and pertaining to the Ameritech Savings and Security Plan for Non-Salaried Employees of our report dated June 15, 2000, with respect to the financial statements and supplemental schedules of the Ameritech Savings and Security Plan for Non-Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

ERNST & YOUNG LLP

Chicago, Illinois
June 23, 2000

                                                                         EX 23-b
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 22, 1999, included in this Annual Report on Form 11-K for the year ended December 31, 1999, into Ameritech's previously filed Registration Statement on Form S-8, registration number 333-88667.

ARTHUR ANDERSEN LLP

Chicago, Illinois
June 22, 2000